Exhibit 10.30

Robert Lynn Company, a Texas Corporation

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

COMMERCIAL LEASE AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the parties to this Lease agree as follows:

ARTICLE ONE

DEFINED TERMS

As used in this Commercial Lease Agreement (the “Lease”), the terms set forth in this Article One have the following meanings:

1.01 Effective Date: The last date beneath the signatures of Landlord and Tenant on this Lease.

1.02 Landlord: Becknell Wholesale I. LP

Address: 504 E. 44th Street

Lubbock, TX 79408

Telephone: 806 / 747-3201

Fax: 806 / 632-1192

Email:

1.03 Tenant: Bob O’Leary Health Food Distributor Co., Inc., a Pennsylvania corporation

Address: 701 Hudson Avenue

Scranton, PA 18504

Telephone: 570 / 342-4984

Fax: 570 / 342-1368

Email:

1.04 Premises: approximately 9,000 SF office/warehouse space in a multi-tenant facility

A. Street address: 4930 Olson Drive, Suite 100 in Dallas County, Texas.

B. Legal description: The property on which the Premises is situated (the “Property”) described as:

Buckner Park Inc Dist. 5th Sec. Blk 6/6213 Lt 1A Acs 3.925 3.925

and may be more particularly described on Exhibit “A”, SURVEY AND/OR LEGAL DESCRIPTION.

©NTCAR 2001 – Form No. 2 (4/01)	Page 1

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

C. Floor Plan or Site Plan: Being a floor area of approximately 9,000 square feet and being approximately 150 feet by 60 feet (measured to the exterior of outside walls and to the center of the interior walls) and being more particularly shown in outline form on Exhibit “B”, FLOOR PLAN AND/OR SITE PLAN.

D. Tenant’s Pro Rata Share: 13.640%.

[See Addendum “A”, EXPENSE REIMBURSEMENT, if applicable]

1.05 Term: Five (5) years and four (4) months beginning on January 1, 2007 (the “Commencement Date”) and ending on April 30, 2012 (the “Expiration Date”).

1.06 Base Rent: $220,500.00 total Base Rent for the Term payable in monthly installments of $ *see 17.01 per month in advance. (The term “Rent” is defined in Section 3.01.)

1.07 Percentage Rental Rate:                    %.

[See Addendum “D”, PERCENTAGE RENTAL/GROSS SALES REPORTS, if applicable]

1.08 Security Deposit: $4,650.00 (due upon execution of this Lease).

[See Section 3.04]

1.09 Permitted Use: general office, warehouse and distribution. [See Section 6.01]

1.10 Party to whom Tenant is to deliver payments under this Lease [check one]:

☒  Landlord,    ☐  Principal Broker, or    ☐  Other                                         .

Landlord may designate in writing the party authorized to act on behalf of Landlord to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in writing.

1.11 Principal Broker: NAI Robert Lynn dba Robert Lynn Company, acting as

[check one]:    ☒  agent for Landlord exclusively,     ☐  agent for Tenant exclusively,     ☐  an intermediary.

Principal Broker’s Address: 3030 LBJ Frwy., Ste. 1400, Dallas, TX 75234

Dallas, TX 75234

Telephone: 214 / 256-7100

Fax: 214 / 256-7101

Email: .scooper@robertlynncom

1.12 Cooperating Broker: REMAX Austin Associates, acting as

[check one]:    ☐  agent for Landlord exclusively,    ☒  agent for Tenant exclusively,    ☐  an intermediary.

Cooperating Broker’s Address: 3006 Bee Cave Road, Suite A210, Austin, TX 7874

Austin, TX 78746

Telephone:

Fax:

Email:

1.13 The Fee: The Professional Service Fee will be as set forth in [check one]:

☐  Subsection 15.01A, or    ☒  Subsection 15.01B

A. The percentage applicable for leases in Sections 15.01 and 15.02 will be six and three-quarters percent (6.750%).

1.14 Acceptance: The number of days for acceptance of this offer is fifteen (15) days.

[See Section 16.15]

©NTCAR 2001 – Form No. 2 (4/01)	Page 2

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

ARTICLE TWO

LEASE AND TERM

2.01 Lease of Premises for Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Team stated in Section 1.05. The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.

2.02 Delay in Commencement. Landlord will not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date specified in Section 1.05 above. Landlord’s non-delivery of possession of the Premises to Tenant on the Commencement Date will not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date will be delayed until possession of the Premises is delivered to Tenant. The Term will be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary for the Term to expire on the last day of a month, If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the Commencement Date specified in Section 1.05. Tenant may cancel this Lease by giving a written notice to Landlord within tea (10) days after the 60-day period ends. If Tenant gives such notice, this Lease will be canceled effective as of the date of its execution, and no party will have any obligations under this Lease. If Tenant does not give such notice within the time specified, Tenant will have no right to cancel this Lease, and the Term will commence upon the delivery of possession of the Premises to Tenant. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the revised Commencement Date and Expiration Date of the Term.

2.03 Early Occupancy. If Tenant occupies the Premises before the Commencement Date, Tenant’s occupancy of the Premises will be subject to all of the provisions of this Lease. Early occupancy of the Premises will not advance the Expiration Date. Unless otherwise provided in this Lease, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy.

2.04 Holding Over. Tenant shall vacate the Premises immediately upon the expiration of the Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration of the Term or earlier termination of this Lease, Tenant’s occupancy of the Premises will be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period will be increased to an amount that is one-and-one-half (1 1/2) times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease. This Section will not be construed as Landlord’s consent for Tenant to hold over or to extend this Lease.

ARTICLE THREE

RENT AND SECURITY DEPOSIT

3.01 Manner of Payment. All sums payable under this Lease by Tenant (the “Rent”) will be made to the Landlord at the address designated in Section 1.02, unless another person is designated in Section 1.10, or to any other party or address as Landlord may designate in writing. Any and all payments made to a designated third party for the account of the Landlord shall be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as rent, will constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes. The Base Rent is the minimum rent for the Premises and is subject to the terms and conditions contained in this Lease, together with the attached Addenda, if any.

3.02 Time of Payment. Upon execution of this Lease, Tenant shall pay die installment of Base Rent for the first month of the Term. On or before the first day of the second month of the Term and of each month thereafter, the installment of Base Rent and other sums due under this Lease will be due and payable, in advance, without off-set, deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by the party identified in Section 1.10 above on or before the due date (and not merely deposited in the mail). If the Term commences or ends on a day other than the first or last day of a calendar month, the rent for any fractional calendar month following the Commencement Date or preceding the end of the Term will be prorated by days.

©NTCAR 2001 – Form No. 2 (4/01)	Page 3

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

3.03 Late Charges. Tenant’s failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease or deed of trust encumbering the Premises. Payments due to Landlord under this Lease are not an extension of credit. Therefore, if any payment under the Lease is not actually received on or before the due date (and not merely deposited in the mail), Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge on any late payments in an amount equal to one-half of one percent (0.5%) of the amount of the past due payment (the “Late Charge”) per day for each day after the due date, beginning on the sixth (6th) day after the due date, until the past due amount in Good Funds is received by Landlord, up to a maximum of five percent (5%) of [the past due amount. A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord’s other remedies for nonpayment of Rent. If any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to the party receiving payments under this Lease a fee of twenty-five dollars ($25.00), plus (at Landlord’s option) a Late Charge as provided above until Good Funds are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. Payments received from Tenant will be applied first to any Late Charges, second to Base Rent, and last to other unpaid charges or reimbursements due to Landlord. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three (3) business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid. However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

3.04 Security Deposit. Upon execution of this Lease; Tenant shall deposit with Landlord a cash Security Deposit in the amount stated in Section 1.08. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written demand. Tenant’s failure to restore the full amount of the Security Deposit within the time specified will be a default under this Lease. No interest will be paid on the Security Deposit. Landlord will not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon any termination of this Lease not resulting from Tenant’s default, and after Tenant has vacated the Property and cleaned and restored the Premises in the manner required by this Lease, Landlord shall refund the unused portion of the Security Deposit to Tenant within thirty days after the Termination Date or thirty days after Tenant fully complies with the conditions of termination as required in Section 7.05, whichever is later.

3.05 Good Funds Payments. If, for any reason, any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter Landlord may, at Landlord’s sole option, upon written notice to Tenant, require that all future payments of Rent for the remaining term of the Lease must be made by cash, certified check, cashier’s check, official bank check, money order, or automatic electronic funds transfer (“Good Funds”) and that the delivery of Tenant’s personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant’s personal or corporate check thereafter will not be construed as a waiver of Landlord’s right to insist upon payment by Good Funds as set forth herein.

.

ARTICLE FOUR

TAXES

4.01 Payment by Landlord. Landlord shall pay the real estate taxes on the Premises during the Term, subject to reimbursement by Tenant pursuant to any attached Addendum A or any other provision in this Lease.

4.02 Improvements by Tenant. If the real estate taxes levied against the Premises for the real estate tax year in which the Term commences are increased as a result of any alterations, additions or improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Term. Landlord shall use reasonable efforts to obtain from the tax assessor or assessors a written statement of the total amount of the increase.

4.03 Joint Assessment. If the real estate taxes are assessed against the Premises jointly with other property not constituting a part of the Premises, the real estate taxes applicable to the Premises will be equal to the amount

©NTCAR 2001 – Form No. 2 (4/01)	Page 4

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006 bearing the same proportion to the aggregate assessment that the total square feet of building area in the Premises bears to the total square feet of building area included in the joint assessment.

4.04 Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have Tenant’s property taxed separately from the Premises. If any of Tenant’s properly is taxed with the Premises, Tenant shall pay the taxes for its property to Landlord within fifteen (15) days after Tenant receives a written statement from Landlord for the property taxes.

ARTICLE FIVE

INSURANCE AND INDEMNITY

5.01 Property Insurance. During the Term, Landlord shall maintain policies of insurance covering loss of or damage to the Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Premises and the availability of insurance at reasonable rates. The policies will provide protection against all perils that Landlord reasonably deems necessary. Landlord may, at Landlord’s option, obtain insurance coverage for Tenant’s fixtures, equipment or building improvements installed by Tenant in or on the Premises. Tenant shall, at Tenant’s expense, maintain insurance on Tenant’s fixtures, equipment and building improvements as Tenant deems necessary to protect Tenant’s interest. Tenant shall not do or permit to be done anything that invalidates any insurance policies. Any property insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying the insurance and under its sole control.

5.02 Increase in Premiums. Tenant shall not permit any operation or activity to be conducted, or storage or use of any volatile or any other materials, on or about the Premises that would cause suspension or cancellation of any insurance policy carried by Landlord, or increase the premiums therefor, without the prior written consent of Landlord. If Tenant’s use or occupancy of the Premises causes an increase in the premiums for any insurance policy carried by Landlord, Tenant shall pay to Landlord, as additional rental, the amount of the increase within ten days after demand and presentation by Landlord of written evidence of the increase.

5.03 Liability Insurance. During the Term, Tenant shall maintain a commercial general liability policy of insurance, at Tenant’s expense, insuring Landlord against liability arising out of the ownership, use, occupancy, or maintenance of the Premises. The initial amounts of the insurance must be at least: $1,000,000 for Each Occurrence, $2,000,000 General Aggregate per policy year, $100,000 Property Damage, and $10,000 Medical Expense; plus a $2,000,000.00 commercial general liability umbrella; and will be subject to periodic increases based upon economic factors as Landlord may determine, in Landlord’s discretion, exercised in good faith. The amounts of the insurance will not limit Tenant’s liability or relieve Tenant of any obligation under this Lease. The policies must contain cross-liability endorsements, if applicable, and must insure Tenant’s performance of the indemnity provisions of Section 5.04. The policies must contain a provision that prohibits cancellation or modification of the policy except upon thirty (30) days’ prior written notice to Landlord. Tenant may discharge Tenant’s obligations under this Section by naming Landlord as an additional insured under a commercial general liability insurance policy maintained by Tenant and containing the coverage and provisions described in this Section. Tenant shall deliver a copy of the policy or certificate (or a renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant’s expense. Tenant may, at Tenant’s expense, maintain other liability insurance as Tenant deems necessary.

5.04 Indemnity. Landlord shall not be liable to Tenant or to Tenant’s employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, Tenant’s employees, subtenants, agents, licensees or concessionaires or any other person entering the Premises under express or implied invitation of Tenant, or arising out of the use of the Premises by Tenant and the conduct of Tenant’s business, or arising out of any breach or default by Tenant in the performance of Tenant’s obligations under this Lease; and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord’s employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

©NTCAR 2001 – Form No. 2 (4/01)	Page 5

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 11-07-2006

5.05 Waiver of Subrogation. Each party to this Lease waives any and every claim that arises or may arise in its favor against the other party during the term of this Lease or any renewal or extension of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, to the extent the loss or damage is covered by and recoverable under valid and collectible insurance policies. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. In as much as these mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees to give immediately to each insurance company (that has issued an insurance policy to such party) written notice of the terms of such mutual waivers, and to cause such policies to be properly endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

ARTICLE SIX

USE OF PREMISES

6.01 Permitted Use. Tenant may use the Premises only for the Permitted Use stated in Section 1.09. The parties to this Lease acknowledge that the current use of the Premises or the improvements located on the Premises, or both, may or may not conform to the city zoning ordinance with respect to the permitted use, height, setback requirements, minimum parking requirements, coverage ratio of improvements to total area of land, and other matters that may have a significant economic impact upon the Tenant’s intended use of the Premises. Tenant acknowledges that Tenant has or will independently investigate and verify to Tenant’s satisfaction the extent of any limitations or non-conforming uses of the Premises. Tenant further acknowledges that Tenant is not relying upon any warranties or representations of Landlord or the Brokers who are participating in the negotiation of this Lease concerning the Permitted Use of the Premises, or with respect to any uses of the improvements located on the Premises.

6.02 Compliance with Laws. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and will promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Premises, all at Tenant’s sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the Texas Architectural Barriers law (Article 9102 and any successor statute) and the Americans with Disabilities Act (the “ADA”). To the extent any alterations to the Premises are required by the ADA or other applicable laws or regulations, Tenant shall bear the expense of the alterations. To the extent any alterations to areas of the Property outside the Premises are required by the ADA or other applicable laws or regulations (for “path of travel” requirements or otherwise), Landlord shall bear the expense of the alterations.

6.03 Certificate of Occupancy. If required, Tenant shall obtain a Certificate of Occupancy from the municipality in which the Property is located prior to occupancy of the Premises. Tenant may apply for a Certificate of Occupancy prior to the Commencement Date and, if Tenant is unable to obtain a Certificate of Occupancy, Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord or Tenant is unwilling or unable to cure the defects that prevented the issuance of the Certificate of Occupancy. Landlord may, but has no obligation to, cure any such defects, including any repairs, installations, or replacements of any items that are not presently existing on the Premises, or that have not been expressly agreed upon by Landlord in writing.

6.04 Signs. Without the prior written consent of Landlord, Tenant may not place any signs, ornaments or other objects upon the Premises or on the Property, including but not limited to the roof or exterior of the building or other improvements on the Property, or paint or otherwise decorate or deface the exterior of the building. Any signs installed by Tenant must conform with applicable laws, deed restrictions on the Property, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease and must repair any damage and close any holes caused by the removal.

6.05 Utility Services. Tenant shall pay the cost of all utility services, including but not limited to initial connection charges, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Premises, and for replacing all electric lights, lamps and tubes.

6.06 Landlord’s Access. Landlord and Landlord’s agents will have the right to, during normal business hours and upon reasonable advance notice, and without unreasonably interfering with Tenant’s business, enter the Premises: (a)

©NTCAR 2001 – Form No. 2 (4/01)	Page 6

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006 to inspect the general condition and state of repair of the Premises, (b) to make repairs required or permitted under this Lease, (c) to show the Premises or the Property to any prospective tenant or purchaser, and (d) for any other reasonable purpose. If Tenant changes the locks on the Premises, Tenant must provide Landlord with a copy of each separate key. During the final one hundred fifty (150) days of the Term, Landlord and Landlord’s agents may erect and maintain signs on or about the Premises advertising the Premises for lease or for sale.

6.07 Possession. If Tenant pays the rent, properly maintains the Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Term, subject to the provisions of this Lease.

6.08 Exemptions From Liability. Landlord shall not be liable for any damage or injury to the persons, business (or any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether the damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Premises or upon other portions of any building of which the Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building on the Property. Landlord shall not be liable for any damage or injury even though the cause of or the means of repairing the damage or injury are not accessible to Tenant. The provisions of this Section 6.08 will not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

ARTICLE SEVEN

PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01 Property Condition. Except as disclosed in writing by Landlord to Tenant contemporaneously with the execution of this Lease, to the best of Landlord’s actual knowledge the Premises has no known latent structural defects, construction defects of a material nature, and to the best of Landlord’s actual knowledge none of the improvements has been constructed with materials known to be a potential health hazard to occupants of the Premises. Tenant acknowledges that neither the Principal Broker nor any Cooperating Broker has made any warranty or representation to Tenant with respect to the condition of the Premises, and that Tenant is relying exclusively upon Tenant’s own investigations and the representations of Landlord, if any, with respect to the condition of the Premises. Landlord and Tenant agree to hold the Brokers harmless of and from any and all damages, claims, costs and expenses of every kind and character resulting from or related to Landlord’s furnishing to the Brokers any false, incorrect or inaccurate information with respect to the Premises, or Landlord’s concealing any material information with respect to the condition of the Premises. Other than as expressly set forth in this Lease, Landlord represents that on the Commencement Date (and for a period of thirty (30) days thereafter) the building fixtures and equipment, plumbing and plumbing fixtures, electrical and lighting system, any fire protection sprinkler system, ventilating equipment, heating system, air conditioning equipment, roof, skylights, doors, overhead doors, windows, dock levelers, elevators, and the interior of the Premises in general are in good operating condition. Tenant shall have a period of thirty (30) days following the Commencement Date in which to inspect the Premises and to notify Landlord in writing of any defects and maintenance, repairs or replacements required to the above named equipment, fixtures, systems and interior. Within a reasonable period of time after the timely receipt of any such written notice from Tenant, Landlord shall, at Landlord’s expense, correct the defects and perform the maintenance, repairs and replacements. All equipment will be new and installed when Landlord performs Tenant Improvements. Landlord will pass through any warranties on equipment to Tenant.

7.02 Acceptance of Premises. Subject to the provisions in Section 7.01, Tenant acknowledges that: (a) a full and complete inspection of the Premises and adjacent common areas has been made and Landlord has fully and adequately disclosed the existence of any defects that would interfere with Tenant’s use of the Premises for their intended commercial purpose, and (b) as a result of such inspection and disclosure, Tenant has taken possession of the Premises and accepts the Premises in its “As Is” condition.

7.03 Maintenance and Repair. Except as otherwise provided in this Lease, Landlord will be under no obligation to perform any repair, maintenance or management service in the Premises or adjacent common areas. Tenant shall be fully responsible, at Tenant’s expense, for all repair, maintenance and management services other than those that are expressly assumed by Landlord.

©NTCAR 2001 – Form No. 2 (4/01)	Page 7

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 11-03-2006

A. Landlord’s Obligations.

(1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall keep the roof, skylights, foundation, structural components and the structural portions of exterior walls of the Premises in good order, condition and repair. Landlord will not be obligated to maintain or repair windows, doors, overhead doors, plate glass or the surfaces of walls. In addition, Landlord will not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant’s sole cost and expense, promptly remove Tenant’s furnishings, fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make repairs. Landlord’s liability under this Section will be limited to the cost of those repairs or corrections. Tenant waives the benefit of any present or future law that might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease because of the condition.

(2) All repair, maintenance, management and other services to be performed by Landlord or Landlord’s agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claims against Landlord for breach of warranty arising from the performance of those services.

B. Tenant’s Obligations.

(1) Subject to the provisions of Section 7.01, Section 7.03A, Article Eight (Damage or Destruction) and Arlicle Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Premises in good order, condition and repair, ordinary wear and tear excepted, including but not limited to maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, heating system, ventilating equipment, air conditioning equipment, electrical and lighting systems, fire protection sprinkler system, dock levelers, elevators, interior and exterior plumbing, the interior of the Premises in general, pest control and extermination, down spouts, gutters, paving, railroad siding, care of landscaping and regular mowing of grass, and including the exterior of the Premises. In addition, Tenant shall, at Tenant’s expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior walls of the Premises, caused by Tenant’s acts or omissions. If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on ten (10) days’ prior written notice, enter the Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge.

(2) HVAC Service. For any HVAC system that services only the Premises, Tenant shall, at Tenant’s own cost and expense, enter into a regularly scheduled preventative maintenance and service contract for all refrigeration, heating, ventilating, and air conditioning systems and equipment within the Premises during the Term. If Tenant fails to enter into such a service contract acceptable to Landlord, Landlord may do so on Tenant’s behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, regularly upon demand.

7.04 Alterations, Additions and Improvements. Tenant may not create any openings in the roof or exterior walls, or make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Consent for non-structural alterations, additions or improvements will not be unreasonably withheld or delayed by Landlord, Tenant may erect or install trade fixtures, shelves, bins, machinery, heating, ventilating and air conditioning equipment, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant may, subject to the restrictions of Section 7.05 below, remove items installed by Tenant, provided Tenant is not in default at the time of the removal and provided further that Tenant repairs, at the time of removal of the items, in a good and workmanlike manner, any damage caused by the installation or removal. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to me Premises and will not permit any mechanic’s or materialman’s lien to be filed against the Premises or the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any alterations, additions or improvements.

7.05 Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the same condition as received, except for ordinary wear and tear that Tenant is not otherwise obligated to remedy under any provision of this Lease. Tenant will not be obligated to repair any damage that Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage

©NTCAR 2001 – Form No. 2 (4/01)	Page 8

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006 or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration or termination of this Lease and to restore the Premises to its prior condition, all at Tenant’s expense. All alterations, additions and improvements that Landlord has not required Tenant to remove will become Landlord’s property and must be surrendered to Landlord upon the expiration or termination of this Lease. In no event may Tenant remove any of the following materials or equipment without Landlord’s prior written consent: (i) electrical wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) heating, ventilating, or air conditioning equipment; (vi) fencing or security gates; or (vii) any other fixtures, equipment or items that if removed, would affect the operation or the appearance of the Property.

ARTICLE EIGHT

DAMAGE OR DESTRUCTION

8.01 Notice. If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.

8.02 Partial Damage. If the building or other improvements situated on the Premises are damaged by fire, tornado or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, then this Lease will not terminate, but Landlord shall proceed with reasonable diligence to rebuild or repair the building and other improvements on the Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) to substantially the condition they were in before the damage. If the casualty occurs during the final eighteen (18) months of the Term, Landlord will not be required to rebuild or repair the damage unless Tenant exercises Tenant’s renewal option (if any) within fifteen (15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not exercise Tenant’s renewal option, or if there is no renewal option in this Lease, Landlord may, at Landlord’s option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which event the Rent will be abated for the unexpired portion of the Term, effective on the date of receipt by Landlord of the written notification of the damage. To the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably.

8.3 Substantial or Total Destruction. If the building or other improvements situated on the Premises are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days after the date Landlord receives written notification from Tenant of the occurrence of the damage, either Landlord or Tenant may terminate this Lease by promptly delivering a written termination notice to the other party, in which event the monthly installments of Rent will be abated for the unexpired portion of the Term, effective on the date of the damage or destruction. If neither party promptly terminates this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the building and other improvements (except that Tenant shall rebuild and repair Tenant’s fixtures and improvements in the Premises). To the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably.

©NTCAR 2001 – Form No. 2 (4/01)	Page 9

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

ARTICLE NINE

CONDEMNATION

If, during the Term or any extension thereof, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease will terminate and the monthly installments of Rent will be abated during the unexpired portion of the Term, effective on the date of the taking. If less than a substantial part of the Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of condemnation, Landlord, at Landlord’s option, may terminate this Lease by delivering a written notice to Tenant. If Landlord does not terminate this Lease, Landlord shall promptly, at Landlord’s expense, restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) situated on the Premises in order to make the same reasonably suitable for the Permitted Use. The monthly installments of Rent payable under this Lease during the unexpired portion of the Term will be adjusted equitably. Landlord and Tenant will each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease will not affect the rights of the parties to those awards.

ARTICLE TEN

ASSIGNMENT AND SUBLETTING

Tenant shall not assign this Lease or sublet the Premises or any portion thereof, without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Any assignment or subletting will be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Premises. In the event of any assignment or subletting, Tenant will remain fully liable for the full performance of all Tenant’s obligations under this Lease. Tenant shall not assign Tenant’s rights under this Lease or sublet the Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease. If an event of default occurs while the Premises is assigned or sublet, Landlord may, at Landlord’s option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rent against any sums due to Landlord under this Lease. No direct collection by Landlord from any assignee or subtenant will release Tenant from Tenant’s obligations under this Lease.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01 Default. Each of the following events is an event of default under this Lease:

A. Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due and the continuance of that failure for a period of five (5) days after Landlord delivers written notice of the failure to Tenant. This clause will not be construed to permit or allow a delay in paying Rent beyond the due date and will not affect Landlord’s right to impose a Late Charge as permitted in Section 3.03.

B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant;

C. Failure of Tenant or any guarantor of Tenant’s obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;

D. The commencement by Tenant or any guarantor of Tenant’s obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors,

©NTCAR 2001 – Form No. 2 (4/01)	Page 10

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006 or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

E. The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor: (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief that is not fully stayed within seven (7) business days after the entry thereof; and

F. Vacancy or abandonment by Tenant of any substantial portion of the Premises or cessation of the use of the Premises for (the purpose leased.

11.02 Remedies. Upon the occurrence of any of the events of default listed in Section 11.01. Landlord may pursue any one or more of the following remedies without any prior notice or demand.

A. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, Landlord may, without prejudice to any other remedy that Landlord may have for possession of the Premises or Rent in arrears, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages. Tenant shall pay to Landlord on demand the amount of all loss and damage that Landlord may suffer by reason of the termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

B. Enter upon and take possession of the Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, Landlord may relet the Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of the deficiency, the professional service fees, reasonable attorneys’ fees, court costs, remodeling expenses and other costs of reletting will be subtracted from the amount of rent received under the reletting.

C. Enter upon the Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses that Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord will not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

D. Accelerate and declare the Rent for the entire Term, and all other amounts due under this Lease, at once due and payable, and proceed by attachment, suit or otherwise, to collect all amounts in the same manner as if all such amounts due or to become due during the entire Term were payable in advance by the terms of this Lease, and neither the enforcement or collection by Landlord of those amounts nor the payment by Tenant of those amounts will constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies that the Landlord may have with respect to any breach.

E. In addition to the foregoing remedies, Landlord may change or modify the locks on the Premises if Tenant fails to pay the Rent when due. Landlord will not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Premises unless and until Tenant pays Landlord all Rent that is delinquent. Tenant agrees that Landlord will not be liable for any damages resulting to the Tenant from the lockout. When Landlord changes or modifies the locks, Landlord or Landlord’s agent shall post a written notice in accordance with Section 93.002 of the Texas Property Code, or its successor statute. Tenant may be subject to legal liability if Tenant or Tenant’s representative tampers with any lock after the locks have been changed or modified by Landlord.

©NTCAR 2001 – Form No. 2 (4/01)	Page 11

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

F. No re-entry or taking possession of the Premises by Landlord will be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such reletting or re entry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies will not preclude pursuit of any other remedies provided by law, nor will pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Failure of Landlord to declare any default immediately upon its occurrence, or failure to enforce one or more of Landlord’s remedies, or forbearance by Landlord to enforce one or more of Landlord’s remedies upon an event of default, will not be deemed or construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease. Pursuit of any one of the remedies will not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above will include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. If Landlord terminates this Lease at any time for any default, in addition to other Landlord’s remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the default, including the cost of recovering the Premises and the Rent then remaining unpaid.

G. Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises. Except as required by applicable law, Landlord will have no duty to mitigate or minimize Landlord’s damages by virtue of Tenant’s default. Any duty imposed by law on Landlord to mitigate damages after a default by Tenant under this Lease will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(1) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

(2) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building suitable for the prospective tenant’s use is (or soon will be) available;

(3) Landlord will not be obligated to lease the Premises to a Substitute Tenant for a Rent less than the current fair market Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building;

(4) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would:

(i)	violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

(ii)	adversely affect the reputation of the Building; or

(iii)	be incompatible with other uses of the Building.

(5) Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and

(6) Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

(i)	Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or

(ii)	Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant.

©NTCAR 2001 – Form No. 2 (4/01)	Page 12

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

H. No right or remedy of Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy now or hereafter existing under this Lease, at law, in equity or by statute.

11.03 Notice of Default. Tenant shall give written notice of any failure by Landlord to perform any of Landlord’s obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord will not be in default under this Lease unless Landlord (or the ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant’s notice. However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord will not be in default if the cure is commenced within the 30-day period and is thereafter diligently pursued to completion.

11.04 Limitation of Landlord’s Liability. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if the Security Deposit has not then been applied under the terms of this Lease.

ARTICLE TWELVE

Landlord subordinates its rights behind any existing lending facilities in place with Tenant and shall agree to continue to do so if requested by Tenant (provided Tenant is not in default under any of the terms of this Lease), in order for Tenant to secure additional lending.

©NTCAR 2001 – Form No. 2 (4/01)	Page 13

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 11-03-2006

ARTICLE THIRTEEN

PROTECTION OF LENDERS

13.01 Subordination and Attornment. Landlord may subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord’s right to subordinate is subject to Landlord providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant’s right to peaceable possession of the Premises during the Term will not be disturbed if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize the transferee or successor as Landlord under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, this Lease will be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof. Tenant’s rights under this Lease, unless specifically modified at the time this Lease is executed, are subordinated to any existing ground lease, deed of trust or mortgage encumbering die Premises.

13.02 Signing of Documents. Tenant shall sign arid deliver any instruments or documents necessary or appropriate to evidence any attornment or subordination or any agreement to attorn or subordinate. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver the attornment: or subordination document or agreement

13.03 Estoppel Certificates.

A. Upon Landlord’s written request, Tenant shall execute and deliver to Landlord a written statement certifying: (1) whether Tenant is an assignee or subtenant; (2) the expiration date of the Lease; (3) the number of renewal options under the lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the Lease have been changed since the original execution of the Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of the Lease (or if Landlord is claimed to be in default, stating why); (6) that the Tenant has no claim against the landlord under the Lease and has no defense or right of offset against collection of rent or other charges accruing under the Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any security deposits and other deposits, if any; and (9) the identity and address of any guarantor of the lease. Tenant shall deliver the statement to Landlord within ten (10) days after Landlord’s request. Landlord may forward any such statement to any prospective purchaser or lender of the Premises. The purchaser or lender may rely conclusively upon the statement as true and correct,

B. If Tenant does not deliver the written statement to Landlord within the ten (10) day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (2) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) that Landlord is not in default under this Lease, In such event, Tenant shall be estopped from denying the truth of the presumed facts.

13.04 Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements will be confidential and will be used only for the purposes set forth in this Lease.

©NTCAR 2001 – Form No. 2 (4/01)	Page 14

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

ARTICLE FOURTEEN

ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01 Tenant’s Compliance with Environmental Laws. Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant’s use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 14.05), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02 Tenant’s Indemnification. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Property by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. If the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in settlement of claims, reasonable attorneys’ fees, court costs, consultant fees and expert fees) that arise during or after the Term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Materials on the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant’s sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord’s approval of such actions is first obtained

14.03 Landlord’s Representations and Warranties. Landlord represents and warrants, to the best of Landlord’s actual knowledge, that: (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property to date has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Property to date and that the soil or groundwater on or under the Property is free of Hazardous Materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing.

14.04 Landlord’s Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, including, without limitation, attorneys’ fees, court costs, consultant fees, and expert fees, which arise during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present as a result of the negligence or willful conduct of Tenant. Without limiting the generality of the foregoing, the indemnification provided by this Section 14.04 will specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local governmental authority.

14.05 Definition. For purposes of this Lease, the term “Hazardous Materials” means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

14.06 Survival. The representations and indemnities contained in this Article Fourteen will survive the expiration or termination of this Lease.

©NTCAR 2001 – Form No. 2 (4/01)	Page 15

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

ARTICLE FIFTEEN

PROFESSIONAL SERVICE FEES

15.01 Amount and Manner of Payment. Professional service fees due to the Principal Broker will be calculated and paid as follows:

A. Landlord agrees to pay to the Principal Broker a monthly professional service fee (the “Fee”) for negotiating this Lease, plus any applicable sales taxes, equal to the percentage stated in Section 1.13A of each monthly Rent payment at the time the payment is due.

B. Landlord agrees to pay to the Principal Broker a lump sum professional service fee (the “Fee”) for negotiating this Lease, plus any applicable sales taxes, equal to the percentage stated in Section 1.13A of the total Rent to become due to Landlord during the Term. The Fee will be paid to the Principal Broker (i) one-half on the date of final execution of this Lease, and (ii) the balance on the Commencement Date of this Lease.

15.02 Payments on Renewal, Expansion, Extension or New Lease. If Tenant, Tenant’s successors or assigns: (a) exercises any right or option to renew or extend the Term (whether contained in this Lease or in any amendment, supplement or other agreement pertaining to this Lease) or enters into a new lease or rental agreement with Landlord covering the Premises; or (b) enters into any lease, extension, renewal, expansion or other rental agreement with Landlord demising to Tenant any premises located on or constituting all or part of any tract or parcel of real property adjoining, adjacent to or contiguous to the Premises and owned by Landlord on the Commencement Date, Landlord shall pay to the Principal Broker an additional Fee covering the full period of the renewal, extension, lease, expansion or other rental agreement that will be due on the date of exercise of a renewal option, or the date of execution in the case of an extension, new lease, expansion or other agreement. The additional Fee will be computed under Section 15.01A or 15.01B above (whichever has been made applicable under Section 1.13), as if a new lease had been made for such period of time. * Provided that Principal Broker remains actively involved in the renewal, expansion, extension or new lease, and has received additional written authority from owner.

15.03 Payments on Sale. If Tenant, Tenant’s successors or assigns, purchases the Premises at any time, pursuant to a purchase option contained in this Lease (or any lease, extension, renewal, expansion or other rental agreement) or, in the absence of any purchase option or exercise thereof, purchases the Premises within ten (10) years from the Commencement Date, Landlord shall pay to the Principal Broker a Professional Service Fee in cash equal to the percentage stated in Section 1.13B of the purchase price, payable at closing. Upon closing of a sale to Tenant, all monthly lease Fees will terminate upon payment of the Professional Service Fee on the sale.

15.04 Other Brokers. Both Landlord and Tenant represent and warrant to the other party that they have had no dealings with any person, firm or agent in the negotiation of this Lease other than the Broker(s) named in this Lease, and no other broker, agent, person, firm or entity other than the Broker(s) is entitled to any commission or fee in connection with this Lease.

15.05 Landlord’s Liability. If this Lease is negotiated by Principal Broker in cooperation with another broker, Landlord shall be liable for payment of all Professional Service Fees to Principal Broker only, whereupon Landlord shall be protected from any claims from a Cooperating Broker. The Principal Broker may pay a portion of the Fee to any Cooperating Broker pursuant to a separate agreement between the Brokers.

15.06 Joint Liability of Tenant. If Tenant enters into any new lease, extension, renewal, expansion, or other agreement to rent, occupy, or purchase any property described in Section 15.03 within the time specified in that Section, the agreement must be handled by the Principal Broker, otherwise Tenant shall be jointly and severally liable with Landlord for any payments due or to become due to the Principal Broker.

15.07 Assumption on Sale. In the event of a sale of the Premises or the assignment of this Lease by Landlord, Landlord shall obtain from the purchaser or assignee an Assumption Agreement in recordable form whereby the purchaser or assignee agrees to pay the Principal Broker all Professional Service Fees payable under this Lease and will deliver a fully executed original counterpart thereof to Principal Broker on the date of closing of the sale of the Premises or assignment of this Lease. Landlord shall be released from personal liability for subsequent payments only upon the delivery to Principal Broker of that counterpart of the Assumption Agreement.

15.08 Termination. The termination of this Lease by the mutual agreement of Landlord and Tenant shall not affect the right of the Principal Broker to continue to receive the Fees agreed to be paid under this Lease, just as if

©NTCAR 2001 – Form No. 2 (4/01)	Page 16

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 11-10-2006

Tenant had continued to occupy the Premises and had paid the Rent during the entire Term. Termination of this Lease under Article Eight or Article Nine will not terminate the Principal Broker’s right to collect the Fees.

15.09 Intermediary Relationship.

A. If either Principal Broker and/or Cooperating Broker (together, the “Brokers”) has indicated in Sections 1.11 or 1.12 that they are acting as an intermediary, then Landlord and Tenant hereby authorize the applicable Broker’(s) to act as an intermediary between Landlord and Tenant in connection with this Lease, and acknowledge that the source of any expected compensation to the Brokers will be Landlord, and the Brokers may also be paid a fee by the Tenant. A real estate broker who acts as an intermediary between parties in a transaction:

(1) may not disclose to Tenant that Landlord will accept a rent less than the asking rent unless otherwise instructed in a separate writing by Landlord;

(2) may not disclose to Landlord that Tenant will pay a rent greater than the rental submitted in a written offer to Landlord unless otherwise instructed in a separate writing by Tenant;

(3) may not disclose any confidential information, or any information a party specifically instructs the real estate broker in writing not to disclose, unless otherwise instructed in a separate writing by the respective party or required to disclose such information by the Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property;

(4) shall treat all parties to the transaction honestly; and

(5) shall comply with the Texas Real Estate License Act.

B. Appointments. Broker is authorized to appoint, by providing written notice to the parties, one or more licensees associated with Broker to communicate with and carry out instructions of one party, and one or more other licensees associated with Broker to communicate with and carry out instructions of the other party or parties. During negotiations, an appointed licensee may provide opinions and advice to the party to whom the licensee is appointed.

ARTICLE SIXTEEN

MISCELLANEOUS

16.01 Disclosure. Landlord and Tenant understand that a real estate broker is qualified to advise on matters concerning real estate and is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture or the ADA. The Brokers hereby advise Tenant to seek expert assistance on such matters. Brokers do not investigate a property’s compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition. If Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased. Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Premises and the Property. In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Premises and the Property before consummating this Lease. Landlord and Tenant hereby agree to indemnify, defend, and hold the Brokers harmless of and from any and all liabilities, claims, debts, damages, costs, or expenses, including but not limited to reasonable attorneys’ fees and court costs, related to or arising out of or in any way connected to representations concerning matters properly the subject of advice by experts. In addition, to the extent permitted by applicable law, the Brokers’ liability for errors or omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.

16.02 Force Majeure. If performance by Landlord of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord, the period for performance of the term, condition or covenant will be extended for a period equal to the period Landlord is so delayed or prevented.

©NTCAR 2001 – Form No. 2 (4/01)	Page 17

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

16.03 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Tenant shall be responsible for the conduct, acts and omissions of Tenant’s agents, employees, customers, contractors, invitees, agents, successors or others using the Premises with Tenant’s expressed or implied permission. Whenever required by the context of this Lease, the singular will include the plural and the plural will include the singular, and the masculine, feminine and neuter genders will each include the other.

16.04 Waivers. All waivers to provisions of this Lease must be in writing and signed by the waiving party. Landlord’s delay or failure to enforce any provisions of this Lease or its acceptance of late installments of Rent will not be a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05 Severability. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable will not cancel or invalidate the remainder of that provision or this Lease, which will remain in full force and effect.

16.06 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

16.07 Amendments or Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective unless made a part of this Lease. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment will be void.

16.08 Notices. All notices and other communications required or permitted under this Lease must be in writing and will be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission (“Fax”) with confirmation of delivery; or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified in Article One on the first page of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, certified mail, return receipt requested, postage prepaid, and properly addressed to the intended recipient as set forth in Article One. After possession of the Premises by Tenant, Tenant’s address for notice purposes will be the address of the Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose. Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all notices should also be delivered to the Principal Broker, but failure to notify the Principal Broker will not cause an otherwise properly delivered notice to be ineffective.

16.09 Attorneys’ Fees. If on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease (including but not limited to the Principal Broker), it becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys’ fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

16.10 Venue. All obligations under this Lease, including but not limited to the payment of Fees to the Principal Broker, will be performed and payable in the county in which the Property is located. The laws of the State of Texas will govern this Lease.

16.11 Survival. All obligations of any party to this Lease that are not fulfilled at the expiration or the termination of this Lease will survive such expiration or termination as continuing obligations of the party.

16.12 Binding Effect. This Lease will inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors and assigns. However, Landlord shall not have any obligation to Tenant’s successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

16.13 Right to Claim a Lien. If a commission agreement is not included in this Lease, then be advised that pursuant to Chapter 62 of the Texas Property Code, each Broker hereby discloses Broker’s right to claim a lien based on a separate written commission agreement, and this disclosure is incorporated in the commission agreement.

©NTCAR 2001 – Form No. 2 (4/01)	Page 18

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

16.14 Consult an Attorney. This Lease is an enforceable, legally binding agreement. Read it carefully. The brokers involved in the negotiation of this Lease cannot give you legal advice. The parties to this Lease acknowledge that they have been advised by the Brokers to have this Lease reviewed by competent legal counsel of their choice before signing this Lease. By executing this Lease, Landlord and Tenant each agree to the provisions, terms, covenants and conditions contained in this Lease.

16.15 Offer: The execution of this Lease by the first party to do so constitutes an offer to lease the Premises. Unless within the number of days stated in Section 1.14 above after the date of its execution by the first party to do so, this Lease is signed by the other party and a fully executed copy is delivered to the first party, such offer to lease will be automatically withdrawn and terminated.

16.16 Exhibits and Addenda. Any exhibit or addendum attached to this Lease is incorporated as a part of this Lease for all purposes. Any term not specifically defined in the Addenda will have the same meaning given to it in the body of this Lease. To the extent any provisions in the body of this Lease conflict with the Addenda, the Addenda will control.

[Check all boxes that apply. Boxes not checked do not apply.]

☒ Exhibit A	Survey and/or Legal Description of the Property
☒ Exhibit B	Floor Plan and/or Site Plan

☒ Addendum A	Expense Reimbursement
☐ Addendum B	Renewal Options
☐ Addendum C	Right of First Refusal for Additional Space
☐ Addendum D	Percentage Rental/Gross Sales Reports
☐ Addendum E	Guarantee
☒ Addendum F	Construction of Improvements
☐ Addendum G	Rules and Regulations
☐ Addendum H	Other

©NTCAR 2001 – Form No. 2 (4/01)	Page 19

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

ARTICLE SEVENTEEN

ADDITIONAL PROVISIONS

17.01 Monthly Base Rental Schedule

January 1, 2007 – April 30,2007: Base Rent Waived*

May 1, 2007 – December 31, 2008: $4.75 / SF / YR ($3,562.50 per month)

January 1, 2009 – August 31, 2010: $4.90 / SF / YR ($3,675.00 per month)

September 1, 2010 – April 30, 2012: $5.05 / SF / YR ($3,787.50 per month)

*	Tenant shall be responsible for Estimated Expense payment of $1.45 / SF ($1,087.50 per month) during this period.

17.02 Tenant Improvements

Landlord at Landlord’s cost and expense shall complete the following Tenant Improvements:

1)	Construct approx. 900 SF office area to include two (2) private offices, open office area and one (1) restroom.

2)	Office area to have paint and carpet

3)	Restroom to have VCT

4)	Construct an additional 800 SF office area with no flooring and access from warehouse area for climate controlled storage room.

5)	Add metal halide lights to existing warehouse area

6)	Add one (1) forklift charging station

EXECUTED as of the Effective Date.

LANDLORD		TENANT

Becknell Wholesale I, LP		Bob O’Leary Health Food Distributor Co., Inc., a Pennsylvania corporation

By [Signature]:	/s/ Ron Chandler	By [Signature]:	/s/ Joseph A. Mies C.O.O

Name:	Ron Chandler	Name:	Joseph A. Mies
Title:	Partner	Title:	Chief Operating Officer

Date of Execution:	11 - 10 - 06	Date of Execution:	11 / 7 / 2006

PRINCIPAL BROKER		COOPERATING BROKER

NAI Robert Lynn dba Robert Lynn Company		REMAX Austin Associates

By [Signature]:	/s/ Stephen B. Cooper	By [Signature]:

Name:	Stephen B. Cooper	Name:
Title:	Vice President	Title:
Address:	3030 LBJ Frwy., Ste. 1400, Dallas, TX 75234	Address:	3006 Bee Cave Road, Suite A210, Austin, TX 78746

Broker’s License No.:	Broker’s License No.:

Tax ID No.:	Tax ID No.:

This form is provided for the use of members of the North Texas Commercial Association of Realtors®, Inc. Permission is hereby granted to make limited copies of the current version of this form for use in a particular Texas real estate transaction, Please contact the NTCAR office to confirm that you are using the current version of this form. Mass production, or reproduction for resale, is not allowed without express permission.

©NTCAR 2001 – Form No. 2 (4/01)	Page 20

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

EXHIBIT A

LEGAL DESCRIPTION

Legal Desc (Current 2007)

1:	BUCKNER PARK IND DIST 5TH SEC
2:	BLK G/6213 LT 1A ACS 3.925
3:
4:	VOL2003212/4006 DD10242003 CO-DC
5:	6213 00G 01A00 3006213 00G
Deed Transfer Date: 10/27/2003

EXHIBIT B

FLOOR PLAN AND / OR SITE PLAN

447-0r9

Flowers Baking
18,000 SF
Suite 400
9,000 SF

101 OVERALL BUILDING FLOOR PLAN

SCHEDULE OF ARCHITECTURAL DRAWINGS

SCHEDULE OF STRUCTURAL DRAWINGS.

RAYMOND
CONSTRUCTION INC.
972-980-4404

66,000 SF OFFICE WAREHOUSE

Becknell
WHOLESALE COMPANY
The Leader in Farm Industrial Supplies

Architecture Planning Interiors
D. Lee Dunlap Associates, Inc.
972-758-9290

A-1

olson

Robert Lynn Company, a Texas Corporation

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “A” TO LEASE

EXPENSE REIMBURSEMENT

Premises/Address:	4930 Olson Drive, Suits 100	Dallas,	TX	75227

[Check all boxes that apply. Boxes not checked do not apply to this Lease.]

A. Expense Reimbursement. Tenant shall pay the Landlord as additional Rent a portion of the following expenses (collectively the “Reimbursement”) that are incurred by or assessed against the Premises [check all that are to apply]:

☒	Ad Valorem Taxes;
☒	Insurance Premiums;
☒	Common Area Maintenance (CAM) Expenses;
☐	Operating Expenses;
☐	Roof and Structural Maintenance Expenses;

B. Expense Reimbursement Limitations. The amount of Tenant’s Reimbursement will be determined by one of the following methods as described below [check only one]:

☐	Base Year/Expense Stop Adjustment;
☐	Pro Rata Adjustment;
☐	Fixed Amount Adjustment;
☒	Net Lease Provisions.

C. Expense Reimbursement Payments. Tenant agrees to pay any end-of-year lump sum Reimbursement within thirty (30) days after receiving an invoice from Landlord. Any time during the Term (or any renewals or extensions) Landlord may direct Tenant to pay monthly an estimated portion of the projected future Reimbursement amount. Any such payment directed by Landlord will be due and payable monthly on the same day that the Base Rent is due. Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge on any Reimbursement payments that are not actually received by Landlord on or before the due date, in the amount and manner set forth in Section 3.03 of this Lease. Any Reimbursement relating to partial calendar years will be prorated accordingly. Tenant’s Pro Rata Share of such Reimbursements will be based on the square footage of useable area contained in the Premises in proportion to the square footage of useable building area of the Property. Tenant may audit or examine those items of expense in Landlord’s records that relate to Tenant’s obligations under this Lease. Landlord shall promptly refund to Tenant any overpayment that is established by an audit or examination. If the audit or examination reveals an error of more than five percent (5%) over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination.

D. Definitions.

1. Ad Valorem Taxes. All general real estate taxes, general and special assessments, parking surcharges, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

2. Insurance Premiums. All Landlord’s insurance premiums attributable to the Property, including but not limited to insurance for fire, casualty, general liability, property damage, medical expenses, and extended coverage, and loss of rents coverage for six months’ Rent

3. Common Area Maintenance Expenses. Common area maintenance expenses (“CAM”) means all costs of maintenance, inspection and repairs of the common areas of the Property, including but not limited to those costs for security, lighting, painting, cleaning, decorations and fixtures, utilities, ice and snow removal, trash disposal, project signs, roof repairs, pest control, project promotional expenses, property owners’ association dues, wages and salary costs of maintenance personnel, and other expenses benefiting all the Property that may be incurred by Landlord, in its discretion, including sales taxes and a reasonable service charge for the administration thereof. The “common area” is defined as that part of the Property intended for

©NTCAR 2001 – Form No. 2 (4/01)

LANDLORD	TENANT JM

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000

the collective use of all tenants including, but not limited to, the parking areas, driveways, loading areas, landscaping, gutters and downspouts, plumbing, electrical systems, roof, exterior walls, sidewalks, malls, promenades (enclosed or otherwise), meeting rooms, doors, windows, corridors and public rest rooms. CAM does not include depreciation on Landlord’s original investment, cost of tenant improvements, real estate brokers’ fees, Landlord’s management office and overhead expenses, or interest or depreciation on capital investments.

4. Operating Expenses. All costs of ownership, building management, maintenance, repairs and operation of the Property, including but not limited to taxes, insurance, CAM, reasonable management fees, wages and salary costs of building management personnel, overhead and operational costs of a management office, janitorial, utilities, and professional services such as accounting and legal fees. Operating Expenses do not include the capital cost of management office equipment and furnishings, depreciation on Landlord’s original investment, roof and structural maintenance, the cost of tenant improvements, real estate brokers’ fees, advertising, or interest or depreciation on capital investments.

5. Roof and Structural Maintenance Expenses. All costs of maintenance, repair and replacement of the roof, roof deck, flashings, skylights, foundation, floor slabs, structural components and the structural soundness of the building in general.

6. Base Year/Expense Stop Adjustment. Tenant shall pay to Landlord as additional rent Tenant’s Pro Rata Share of increases in Landlord’s Ad Valorem Taxes, Insurance Premiums, CAM Expenses, Operating Expenses, and/or Roof and Structural Maintenance Expenses, whichever are applicable, for the Property for any calendar year during the Term or during any Extension of this Lease, over [check only one]:

❑ a. Such amounts paid by Landlord for the Base Year                                         , or

❑ b. $                                          per square foot of floor area (as set forth in Section 1.04C) per year.

7. Pro Rata Adjustment. Tenant shall pay to Landlord as additional Rent Tenant’s Pro Rata Share of the total amount of Landlord’s Ad Valorem Taxes, Insurance Premiums, CAM, Operating Expenses, and/or Roof and Structural Maintenance Expenses, whichever are applicable, for every calendar year during the Term and during any extension of this Lease.

8. Fixed Amount Adjustment. Tenant shall pay to Landlord as additional Rent the following monthly amounts as Tenant’s Reimbursement to Landlord for the applicable expenses that are incurred by or assessed against the Property:

Ad Valorem Taxes	$ per month.
Insurance Premiums	$ per month.
CAM Expenses	$ per month.
Operating Expenses	$ per month.
Roof and Structural Maintenance Expenses	$ per month.

9. Net Lease Provisions. Notwithstanding anything contained in this Lease to the contrary in Section 6.02. Article Seven or otherwise, Tenant shall be responsible for paying Tenant’s Pro Rata Share of all costs of compliance with laws, ownership, maintenance, repairs, replacements, and operation of the Premises and the Property, including but not limited to all costs of Ad Valorem Taxes, Insurance Premiums, Common Area Maintenance Expenses, Operating Expenses, and Roof and Structural Maintenance Expenses.

E. ☐Gross-Up Provisions. [Check this only if applicable.] If the Property is a multi-tenant building and is not fully occupied during the Base Year or any portion of the Term, an adjustment will be made in computing the variable costs for each applicable calendar year. Variable costs will include only those items of expense that vary directly proportionately to the occupancy of the Property. Variable costs that are included in the CAM and Operating Expenses will be increased proportionately to the amounts that, in Landlord’s reasonable judgment, would have been incurred had ninety percent (90%) of the useable area of the Property been occupied during those years.

©NTCAR 2001 – Form No. 2 (4/01)

LANDLORD	TENANT JM

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

Robert Lynn Company, a Texas Corporation

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “F” TO LEASE

CONSTRUCTION OF IMPROVEMENTS

Premises/Address:	4930 Oison Drive, Suite 100	Dallas,	TX	75227

A. Construction of Improvements.

1. Landlord agrees to construct (or complete) a building and interior finishes and other improvements upon the Premises in accordance with detailed Plans and Specifications to be promptly prepared by Landlord and delivered to Tenant. Upon approval by Tenant, two or more sets of the Plans and Specifications will be signed by both parties, with one signed set retained by Tenant. Changes to the Plans and Specifications may be made only by written addenda signed by both parties.

2. Upon approval of the Plans and Specifications and the cost of construction, Landlord shall promptly begin construction and pursue the construction to its completion with reasonable diligence and in a good and workmanlike manner.

B. Completion Date.

1. It is estimated by Landlord that the building and other improvements will be completed by January 1, 2007.

2. Landlord shall notify Tenant in writing within two (2) days of the Date of Completion. Tenant shall then promptly inspect the building and other improvements, and if they have in fact been completed in accordance with the Plans and Specifications, the Term will begin upon the Date of Completion or on the Commencement Date, whichever is later. If Tenant reasonably determines that the improvements have not been completed in accordance with the Plans and Specifications, Tenant may deliver a written objection to Landlord specifying the deficiencies. If Tenant does not, within ten (10) days after Landlord’s notice of completion, deliver to Landlord either a written objection or a written Letter of Acceptance of the improvements, then Tenant shall be deemed to have approved the improvements as constructed and the date of Landlord’s notice of completion will be the Date of Completion.

3. If the building and other improvements have not in fact been completed in accordance with the Plans and Specifications, and Tenant has delivered to Landlord a written objection specifying the items deemed incomplete, then Landlord shall promptly proceed to finish the incomplete items, and the Term will begin upon the date that the items are in fact complete.

4. Completion, as used in this Addendum, means substantial completion. “Substantial Completion” will be deemed to have occurred when (i) Landlord obtains a Certificate of Occupancy issued by the local municipal authorities whose jurisdiction includes the Premises, and (ii) the construction is sufficiently complete in accordance with the Plans and Specifications so that the Tenant is able to occupy or utilize the Premises for its intended use, except for minor “punch list” items remaining to be completed.

C. Letter of Acceptance. Upon Substantial Completion of the improvements to the Premises, Tenant agrees to execute and deliver to Landlord, with a copy to the Principal Broker, a Letter of Acceptance, addressed to Landlord and signed by Tenant (or its authorized representative) acknowledging that construction has been completed in accordance with the Plans and Specifications, acknowledging acceptance of the improvements (subject to “punch list” items being completed), acknowledging the Date of Completion, and acknowledging the Commencement Date of the Term.

D. Taking of Possession. The taking of possession of the Premises by Tenant shall be deemed conclusively to be acknowledgment by Tenant that construction has been completed in accordance with Plans and Specifications (except for latent defects and “punch list” items) whether or not a Certificate of Occupancy has been obtained, and that the Term has begun as of the Date of Completion.

©NTCAR 2001 – Form No. 2 (4/01)

LANDLORD	TENANT JM

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006

E. Failure to Complete. If the building and other improvements have not been completed in accordance with the Plans and Specifications by February 28, 2007 , or by such date as extended by application of Section 16.02, Tenant may terminate this Lease by giving written notice of Tenant’s intention to terminate as of a certain date specified by Tenant in the notice of termination (the “Termination Date”). The notice must be given to Landlord not less than fifteen (15) days prior to the Termination Date. If the building and other improvements have not been completed by the Termination Date, this Lease will terminate, unless further extended by Tenant in writing, with no further liability of one party to the other.

F. Finish-Out Allowance. Landlord shall provide Tenant with a finish-out allowance in an amount not to exceed $ 70,000.00 (the “Allowance”) to be applied toward the total cost of construction agreed to by Landlord and Tenant. Tenant shall pay any costs of construction in excess of the Allowance.

©NTCAR 2001 – Form No. 2 (4/01)

LANDLORD	TENANT JM

Computer generated using AutoContract™ v5.23 software, from AutoRealty Products, Inc., 1060 W. Pipeline, Suite 101, Hurst, TX 76053, (800) 322-1178

This installation of AutoContract™ is licensed for use to: ROBERT LYNN COMPANY, and is not transferable. Use by others is a violation of federal copyright law under Title 17 U.S.C. §101.

R:\Users\SBC\Deals\4930 Olson\10.30.06.000 printed 10-30-2006